CONTACT:    Investors
Jon Faulkner
Chief Financial Officer
706-876-5814
jon.faulkner@dixiegroup.com

THE DIXIE GROUP TO PRESENT AT Midwest IDEAS Investor Conference

CHATTANOOGA, Tenn. - August 19, 2015 - The Dixie Group, Inc. (NASDAQ: DXYN) today announced that Jon Faulkner, vice president and chief financial officer, will be presenting at the Midwest IDEAS Investor Conference at the Hard Rock Hotel in Chicago, Ill. on Wednesday, August 26, 2015. The Dixie Group’s presentation is scheduled to begin at 8:40 a.m. CT, and may be viewed live on the Internet at the company’s website, www.thedixiegroup.com, or the conference website, www.IDEASConferences.com.

About The Dixie Group
The Dixie Group (www.thedixiegroup.com) is a leading marketer and manufacturer of carpet and rugs to higher-end residential and commercial customers through the Fabrica International, Masland Carpets, Dixie Home, Atlas Carpet Mills, Masland Contract, Masland Hospitality and Avant brands.

About IDEAS Investor Conferences
The mission of the IDEAS Conferences is to provide independent regional venues for quality companies to present their investment merits to an influential audience of investment professionals. Unlike traditional bank-sponsored events, IDEAS Investor Conferences are “Sponsored BY the Buyside FOR the Buyside” and for the benefit of regional investment communities. Conference sponsors collectively have more than $200 Billion in assets under management and include: Barrow Hanley Mewhinney & Strauss, Aristotle Capital Boston, Granahan Investment Management, Marble Harbor Investment Counsel, Gabelli Asset Management, GRT Capital Partners, LLC, Keeley Asset Management, Hodges Capital Management, Luther King Capital Management, Allianz Global Investors: NFJ Investment Group, Perritt Capital Management, Fidelity Investments, Ironwood Investment Management, Great Lakes Advisors, Ariel Investments, Invicta Capital Management, LLC, William Harris Investors, Greenbrier Partners Capital Management, LLC, First Wilshire Securities Management, Inc., Constitution Research & Management , Inc., BMO Global Asset Management, North Star Investment Management.
The IDEAS Investor Conferences are held annually in Boston, Chicago and Dallas and are produced by Three Part Advisors, LLC.
Contact:
Joe Noyons
817-778-8424
254-285-9266 (cell)
jnoyons@threepa.com